                                                                   EXHIBIT 10.13

                              PC CONNECTION, INC.

                              EMPLOYMENT AGREEMENT
                              --------------------


     In consideration of my employment and the compensation paid to me by PC Connection, Inc. (the "Corporation"), a New Hampshire corporation with an office in Keene, New Hampshire, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I agree as follows:

     1.   Employment Status:  The Corporation hereby employs me, and I hereby
          -----------------
accept employment, on the terms and conditions set forth in this Agreement I understand that I am employed for an indefinite term and that either the Corporation or I may terminate the employment relationship at any time pursuant to Section 6 hereof. My first day of employment with the Corporation will be the date listed on Schedule A attached hereto.

     2.   Duties:  I shall perform the duties described in Schedule A and such
          ------
other or additional duties and responsibilities as may be assigned to me from time to time by the Chief Executive Officer of the Corporation. As long as I am employed by the Corporation, I shall devote my skill, energy and best efforts to the faithful discharge of my duties as a full-time employee of the Corporation. I shall, when possible, perform these duties at an office of the Corporation; however, I realize that it will, at times, be necessary to perform duties at my address on my equipment or on equipment provided by the Corporation. I agree that I will not without the Corporation's specific written consent engage in any employment, occupation or consultation other than for the Corporation for so long as I am employed by the Corporation.

     3.   Compensation and Benefits: I shall receive the compensation and other
          -------------------------
consideration, if any, described on Schedule A and in addition shall be entitled to vacation time, holidays, sick leave, and to participate in such employee benefit plans and to receive such other fringe benefits, as are customarily afforded the Corporation's employees having positions and seniority comparable to my own. Any payments or benefits in respect of any calendar year during which I am employed for less than the entire year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which I am employed by the Corporation. I understand and agree that these employee benefit plans and fringe benefits may be amended, enlarged, or diminished by the Corporation in its discretion from time to time. The Corporation shall provide me with descriptions of such benefit Plans as are in effect from time to time. The Corporation shall also reimburse me for reasonable out-of-pocket disbursements, which may include travel expenses, educational expenses, computer supplies and equipment or other products which I may require in connection with the performance of my duties hereunder, such as disks, books, software, cellular air time or telephone charges, provided such expenses are approved in advance by the Corporation's Chief Financial Officer and are accounted for in accordance with the policies and procedures established by the Corporation. All material paid for by the Corporation shall be the property of the Corporation.

     4. Performance: I shall use my best efforts to perform my assigned duties
        -----------
diligently, loyally, conscientiously, and with skill commensurate with my qualifications and experience, and shall comply with all rules, procedures and standards promulgated from time to time by the Corporation with regard to conduct of employees of the Corporation and with regard to access to and use of the Corporation's property, equipment, and facilities. Among such rules, procedures and standards are those governing ethical and other professional standards for dealing with customers, government agencies, vendors, competitors, consultants, fellow employees, and the public-at-large; security provisions designated to protect the Corporation's property and the personal security of the Corporation's employees; rules respecting attendance, punctuality, and hours of work; and rules and procedures designed to protect Confidential Information, as defined below.

     5. The Corporation's Manaqement Rights: The Corporation retains its full
        -----------------------------------
discretion to manage and direct its business affairs, including without limitation the choice of sources, methods and degree of financing and the adoption, amendment or modification of such research, development, production, customer service or marketing methods and approaches as it sees fit, notwithstanding any employee's individual interest in or expectation regarding a particular business program or product.


     6. Termination: The employment relationship established by this Agreement
        -----------
may be terminated by the Corporation or me at any time, without cause, on six months' prior written notice, or by the Corporation on payment of six months' severance pay in lieu of notice. The Corporation may terminate my employment for cause at any time without prior notice; provided, however, that the Corporation shall provide to me within thirty (30) days following my written request, such request to be made in writing within thirty (30) days of any such for-cause termination, a statement of the reason or reasons for such termination. Cause shall include, without limitation, failure to comply with rules, standards or procedures promulgated by the Corporation, neglect of or substandard performance of my assigned responsibilities, breach of the terms of this Agreement, falsification of Corporation records or documents, or any act of dishonesty or moral turpitude. Termination of the employment relationship terminates any obligation on the part of the Corporation or any of its Affiliates to make any further payments hereunder, with the exception of any accrued but unpaid payments and severance pay as described above, if any. Termination of employment by the Corporation shall be without prejudice to any other right or remedy to which the Corporation may be entitled, at law or in equity, under this Agreement or otherwise.

     7.   Agreement Not to Compete With the Corporation
          ---------------------------------------------

          (a) As long as I am employed by the Corporation, or by any Affiliate of the Corporation, I shall not participate, directly or indirectly, in any capacity, in any business or activity that is in competition with the business of the Corporation or of any Affiliate of the Corporation. This section does not limit interpretation of the scope of my obligations as set forth in Section 2, above.

          (b) For the non-competition period specified in this paragraph, I shall not, without the express written authorization of the Corporation's Directors, on my own behalf, or as owner, manager, stockholder, consultant, director, officer or employee of any business entity, participate in any business that is competitive with any business that, as of the date of termination of my employment, the Corporation or any Affiliate of the
Corporation: (i) is actively operating; (ii) is actively investigating or negotiating with for purposes of possible investment by the Corporation or an Affiliate of the Corporation; or (iii) has invested in. The Corporation shall within thirty (30) days following on my written request, such request to be made within thirty (30) days following termination of my employment, supply to me a written statement describing the businesses falling into categories (i), (ii) and (iii) of the preceding sentence. I agree that the said statement shall constitute Confidential Information of the Corporation for purposes of this Agreement. Notwithstanding the foregoing, the Corporation agrees that I may trade in the stock of any company which is listed on a national or international stock exchange, so long as I do not acquire more than one percent (1%) of the total outstanding stock of any such company. The non-competition period shall be two years in case of a termination for cause or in case I voluntarily resign my employment with the Corporation, and shall be one year in all other cases.

          (c) For a period of two years following the termination of my employment with the Corporation or with any Affiliate of the Corporation, regardless of the circumstances of the termination, I shall not solicit, induce, attempt to hire, or hire any employee of the Corporation, or of any Affiliate of the Corporation, (or any other person who was employed by the Corporation or by any Affiliate of the Corporation within one year prior to the termination of my employment), or assist in such hiring by any other person or business entity or encourage any such employee to terminate his or her employment with the Corporation or with any Affiliate of the Corporation.

          (d) For purposes of this Agreement, an "Affiliate" of the Corporation shall be deemed to be any person, persons or entity that is controlled by, under common control with, or that controls the Corporation. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the actions, management or policies of a person, persons or entity, whether through the ownership of voting securities, by contract or otherwise.

     8.   Nondisclosure of Confidential Information:
          ------------------------------------------

          While employed by the Corporation and thereafter, I shall not, other than pursuant to my employment by and for the benefit of the Corporation, directly or indirectly, use any Confidential Information, copy any Confidential Information, remove any Confidential Information from the Corporation's premises, or disclose any Confidential Information to anyone outside of the Corporation or to anyone within the Corporation who has not been authorized to receive such information. On request, I promptly shall deliver to the Corporation all Confidential Information, whether written or contained in any other medium or computer hardware outside the Corporation's premises, which is in my possession or under my control, and shall return all such things promptly upon termination of my employment with the Corporation.

          The term "Confidential Information" as used throughout this Agreement shall mean all data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by or for the Corporation or received by the Corporation from an outside source, which is not generally known outside of the Corporation and which is maintained in confidence by the Corporation or by any Affiliate of the Corporation. Without limiting the generality of the foregoing, Confidential Information shall include:

               (a) identities of customers, customer lists and other customer information, sales information, the name of any customer, employee, prospective customer or consultant, any unpublished sales or marketing material, plan or survey, oral or written agreements with vendors and distributors, pricing methods, purchasing and sales contacts, and sales figures;

               (b) any idea, improvement, invention, innovation, development, technical data, design, formula, device, pattern, concept, computer program, computer screen layout, model, diagram, schematic, equipment, tool, training or service manual, product specification and other technical information, plan for a new or revised product or service, compilation of information or work in process, and any and all revisions and improvements relating to any of the foregoing;

               (c) any business plan or opportunity; information regarding marketing methods and plans, and plans for expansion, diversification, sales, financing and the like, any product or development plan or specification, any business proposal, financial record or information, or business record, and all other non-public records and information relating to the present or proposed business of the Corporation; and

               (d) any materials that reflect the information described in sections 8(a) through 8(c); "materials" includes, without limitation, any documents, memoranda, notes, notebooks, reports, studies, programs, data, drawings, schematics, ideas, diskettes, files, slides, and any material generated by or for the Corporation, stored or contained in any medium.

Each item above is included, without limitation, as "Confidential Information" regardless of whether it is stored in any tangible medium, or the type of medium in which the information may be stored. Information is confidential independently of whether it was created individually or together with others, and independently of whether it was created during or outside of regular working hours, so long as the information was created for the benefit of the Corporation or by utilizing Corporation time, resources, materials or information.

          Notwithstanding the foregoing, the term "Confidential Information" shall not apply to information which the Corporation has voluntarily disclosed to the public without restriction, or which is otherwise known to the public at large.

     9.   Rights in Documents and Work Product:
          -------------------------------------

               (a) I agree that all originals and all copies of all manuscripts, drawings, prints, manuals, diagrams, letters, notes, notebooks, reports, models, and all other materials containing, representing, evidencing, recording or constituting any Confidential Information (as defined above), however and whenever produced (whether by myself or others) (herein referred to as "Documents") shall be the property solely of the Corporation.

               (b) I agree that all Work Product (as hereinafter defined) shall be the property solely of the Corporation. I agree that all Work Product shall constitute work made for hire under the copyright laws of the United States and I hereby assign, and to the extent that such assignment cannot be made at this time, agree to assign, to the Corporation any and all copyrights, patents, and other proprietary rights I may have in any Work Product, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registrations and copyright registrations and any patent, copyright or trademark registration issuing thereon. I agree to waive, and hereby waive, all moral rights or proprietary rights which I may have in or to any work Product and, to the extent that such rights may not be waived, agree not to assert such rights against the Corporation or its licensees, successors or assigns.

               (c) The term "Work Product" as used throughout this Agreement shall mean any and all discoveries, inventions, ideas, concepts, research, trademarks, service marks, good will, slogans, logos and other information, processes, products, techniques, methods and improvements, or parts thereof conceived, developed, or otherwise made by me alone or jointly with others, during the period of my employment with the Corporation or with any Affiliate of the Corporation or during the twelve month period next succeeding any for-cause termination of my employment with the Corporation or with any Affiliate of the Corporation, and in any way relating to the present or proposed products, programs or services of the Corporation or of any Affiliate of the Corporation, or to tasks assigned to me during the course of my employment, whether or not patentable or subject to copyright or trademark protection, whether or not reduced to tangible form or reduced to practice, whether or not made during my regular working hours, whether or not made on the Corporation's premises, whether or not Confidential Information and whether or not disclosed by me to the Corporation.

     10.  Obligation to Keep Records:  I shall make and maintain adequate and
          ---------------------------
current written records of all Work Product and I shall disclose all Work Product promptly, fully and in writing to the Corporation's Directors, or to such person as the Corporation's Directors may designate, immediately upon development of the same and at any time upon request.

     11.  Obligation to Cooperate:  I will, at any time during my employment, or
          ------------------------
after it terminates, at the request of the Corporation, execute all documents and perform all lawful acts which the Corporation considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. It is understood that my reasonable out-of-pocket expenses of my assistance incurred at the request of the Corporation will be reimbursed by the Corporation.

     12.  Conflicts of Interest:  I understand that my position with the
          ---------------------
Corporation may require me to have contact with persons outside the Corporation such as vendors, contractors, and government agencies and officials. I agree to adhere strictly to the Corporation's policy against giving gifts of any kind to, or receiving gifts of any kind from, such persons. I also agree to comply with any additional guidelines and policies that the Corporation may adopt from time to time.

     13.  Return of Property
          ------------------

          (a) Immediately upon the cessation of my employment by the Corporation, or earlier upon request of the Corporation, I shall return any Documents, manuals, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, business plans, computer programs, or copies of them, other documents or materials, tools, equipment or other property belonging to the Corporation, to any Affiliate of the Corporation or to their customers.

          (b) If requested to do so by the Corporation, I agree to sign a Termination Certificate in which I state whether I have complied with the requirements of this section and in which I acknowledge that certain restrictions imposed upon me by this Agreement and by my other agreements with the Corporation continue after termination of employment. I understand, however, that my rights and obligations under this Agreement will continue even if I do not sign a Termination Certificate.

     14.  Exceptions to This Agreement:  I hereby certify that my performance of
          ----------------------------
all the terms of this Agreement and as an employee of the Corporation does not and will not breach any agreement or other obligation owing to any other person or employer, including, without limitation, noncompetition and nonsolicitation obligations and obligations to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Corporation, and I will not disclose to the Corporation or induce the Corporation to use any confidential information or material belonging to any previous employer or others. I hereby certify that I have identified on Schedule B attached hereto any and all Confidential Information, Documents or Work Product which I claim as my own or otherwise intend to exclude from this Agreement. I understand and agree that once I have signed this Agreement I may not exclude any other Confidential Information, Document or Work Product from this Agreement without the written consent of the Chief Executive Officer of the Corporation.

     15.  General Provisions.
          ------------------

          (a) Governing Law.  This Agreement shall be governed by, and construed
              --------------
and enforced in accordance with, the substantive laws of the state of New Hampshire, without regard to its principles of conflicts of laws, and shall be deemed to be effective as of the first day of my employment by the Corporation.

          (b) Counterparts.  This Agreement may be executed in counterparts.
              -------------

          (c) Entire Agreement.  This Agreement contains the entire and only
              ----------------
agreement between me and the Corporation respecting the subject matter hereof, and no modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon me or the Corporation unless made in writing and signed by an authorized officer of the Corporation. In the event of any inconsistency between this Agreement and any other contract between me and the Corporation, the provisions of this Agreement shall prevail. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. I shall not assign any of my rights, or delegate any of my duties, hereunder without the prior written consent of the Chief Executive Officer of the Corporation.

          (d) Waiver of Rights, Cumulative Rights.  The waiver by either party
              -----------------------------------
of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other right or remedy. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise.

          (e) Survival.  My obligations under this Agreement shall survive the
              --------
termination of my employment with the Corporation regardless of the manner of or reasons, if any, for such termination, and regardless of whether such termination constitutes a breach of this Agreement or of any other agreement I have with the Corporation. My obligations under this Agreement shall be binding upon my heirs, executors and administrators, and the provisions of this Agreement shall inure to the benefit of and be binding on the successors and assigns of the Corporation.

          (f) Severability.  It the scope of any provision contained herein is
              ------------
too broad to permit enforcement of such provision to its full extent, then such provision shall be enforced to the maximum extent permitted by law, and I hereby consent and agree that such scope may be judicially modified in any proceeding brought with respect to the enforcement of such provision. Without limiting the generality of the foregoing, in the event that any provision of this Agreement shall be determined to be unenforce able by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. Except as otherwise provided in the preceding two sentences, if any provision of this Agreement shall be construed to be illegal or invalid, the legality or validity of any other provision hereof shall not be affected thereby, and any illegal or invalid provision of this Agreement shall be severable, and all other provisions shall remain in full force and effect.

          (g) Remedies.  I recognize that money damages alone would not
              --------
adequately compensate the Corporation in the event of my breach of this Agreement, and I therefore agree that, in addition to all other remedies available to the Corporation at law or in equity, the Corporation shall be entitled to injunctive relief for the enforcement hereof. Failure by the Corporation to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a Waiver of such terms, covenants or conditions.

          (h) Arbitration.  Any dispute arising under or in connection with this
              -----------
Agreement that is not first resolved by the parties to such dispute or controversy shall, at the election of the Corporation, be determined and settled exclusively by an arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The arbitrator shall be selected pursuant to such Rules. The place of arbitration shall be Boston, Massachusetts or Marlow, New Hampshire, at the election of the Corporation. An award rendered in such arbitration shall be final and binding on the parties and judgment may be entered on the arbitrator's award in any court having jurisdiction. The existence of the arbitration proceeding and the outcome thereof, including the amount of any award, shall be kept confidential and not publicly disclosed by any party to this Agreement except for such disclosure as may be required by law.

          (i) References and Titles.  A reference to a Section shall mean a
              ---------------------
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          (j) Effective Date.  This Agreement shall be deemed to be effective as
              --------------
of the first day of my employment by the Corporation.


BEFORE SIGNING, I ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT, THAT I AGREE TO ALL OF ITS TERMS, AND THAT THIS AGREEMENT SUPERSEDES ANY PRIOR AGREEMENT ON THE SAME SUBJECT. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN GIVEN A COPY OF THIS AGREEMENT, AND HAVE HAD AN OPPORTUNITY TO DISCUSS ANY QUESTIONS WITH THE CORPORATION'S PERSONNEL MANAGER AND LEGAL COUNSEL AND WITH INDEPENDENT COUNSEL OF MY CHOICE.


ACCEPTED:                              EMPLOYEE:

PC CONNECTION, INC.


By: /s/ Patricia Gallup                /s/ Robert F. Wilkins
   ------------------------------      ------------------------------------
                                       Robert F. Wilkins

Date: Dec. 23, 1995                    Date: Dec. 23, 1995
      ---------------------------            ------------------------------

                                  Schedule A
                                      To
                             Employment Agreement
                             --------------------

Name:       Robert F. Wilkins

Title:      Vice President, Merchandising and Product Management

Starting Salary:    At the rate of $140,000 per year

Additional Compensation:     Eligible for a yearly incentive bonus in an amount
up to $60,000 depending on extent to which mutually agreed-upon performance goals are achieved.

Starting Date:    December 23, 1995

                                  Schedule B
                                      To
                             Employment Agreement
                             --------------------

Name:   Robert F. Wilkins

Description of Excluded Confidential Infomation, Documents, and Work Product:

1. Simm Remover by Stratos.

2. Disk Page by Acco Corporation.

3. Pimm Code, Ct. programming & Houston Based.